EXHIBIT 10.3
                                                                    ------------





                               AGREEMENT OF LEASE




                                     Between



                          STARWOOD URBAN RETAIL I, LLC

                                    LANDLORD


                                       AND


                         INTERACTIVE APPLICATIONS GROUP

                                     Tenant

                                      INDEX
                                      -----

Summary of Basic Lease Terms

Article

  1           Premises

  2           Term

  3           Rent

  4           Use of Premises

  5           Repairs and Maintenance

  6           Services and Utilities

  7           Common Areas

  8           Alterations

  9           Hold Harmless

  10          Lien On Tenant's Property

  11          Insurance

  12          Assignment & Subletting

  13          Landlord's Right to Access

  14          Damage or Destruction

  15          Condemnation

  16          Default

  17          Subordination

  18          Surrender of Possession

  19          Tenant Holding Over

  20          Estoppels

  21          Brokers

  22          Notices and Demands

  23          Quiet Enjoyment

  24          Waiver of Trial by Jury

  25          Miscellaneous

  26          Right of First Offer


Exhibits:     Exhibit A - Floor Plan
              Exhibit B - Rules and Regulations
              Exhibit C - Work Letter
              Exhibit D - Intentionally Omitted

                               AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE ("Lease") is made and entered into this 20th day of August, 1999, by and between STARWOOD URBAN RETAIL I, LLC (hereinafter referred to as "Landlord") and INTERACTIVE APPLICATIONS GROUP, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

                       SUMMARY OF BASIC LEASE PROVISIONS:

     (a) PROJECT: The Building (as defined in Section 1.01) located at 2631-2641 Connecticut Avenue, N.W., WASHINGTON, D.C. 20008, along with the real property underneath and surrounding the same, and all common and garage areas and other improvements thereon owned by Landlord.

     (b) PREMISES: Suite # 250, located on the second floor of the building, having an address of 2639 Connecticut Avenue, N.W., Washington, D.C. 20008, which the parties hereby conclusively agree for the purposes of this Lease contains 6,336 square feet of rentable area (as determined in accordance with the current Standard Method of Measurement specifications).

     (c) LEASE TERM: Eighty-Four (84) months, plus, if the Lease Commencement Date (as defined below) is not the first day of a calendar month, the period between the Lease Commencement Date and the last day of the calendar month in which the Lease Commencement Date occurs. (See
          Section 2.03 regarding Tenant's one (1) five (5) year renewal option).

     (d) LEASE COMMENCEMENT DATE: The date on which Landlord substantially completes the Tenant Improvements (as defined in Section 1.02 and Exhibit C) and delivers possession of the Premises to Tenant in accordance with the terms of Article 1 and Exhibit C hereof, which date is targeted to be December 15, 1999.

     (e) BASIC RENT: One Hundred Fifty-eight Thousand Four Hundred and 00/100 Dollars ($158,400.00) per annum for the first Lease Year, payable in equal installments of Thirteen Thousand Two Hundred and 00/100 Dollars ($13,200.00) per month (as set forth in greater detail in Section 3.01).

     (g)  ANNUAL BASIC RENT ESCALATION PERCENTAGE: 3%

     (h)  INTENTIONALLY OMITTED.

     (i)  PROPORTIONATE SHARE OF OPERATING COSTS AND REAL ESTATE TAXES: 19.6%

     (j) SECURITY DEPOSIT AMOUNT: Thirteen Thousand Two Hundred and 00/100 Dollars ($13,200.00).

     (k) PERMITTED USE OF PREMISES: The Premises shall be used solely for general office purposes.

     (l)  TENANT'S TRADE NAME: Interactive Applications Group, Inc.

     (m)  TENANT'S NOTICE ADDRESS:     Interactive Applications Group, Inc.
                                       2639 Connecticut Avenue, N.W.
                                       Suite 250
                                       Washington, D.C. 20008

     (n)   TENANT'S EMPLOYER ID NUMBER:   52 - 1900280
                                          ------------

     (o)  INTENTIONALLY OMITTED.

     (p)  INTENTIONALLY OMITTED.

     (q)  INTENTIONALLY OMITTED.

     (r)  TENANT IMPROVEMENT ALLOWANCE: $15.00 per rentable square foot (See
          Section 1.04)

     PREMISES 1.01 - In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, that certain office space located on the second floor of the Building, shown on the floor plan attached hereto as Exhibit "A" (and incorporated herein by this reference), and designated as Suite 250, which space is hereinafter referred tows the "Premises." The agreed-upon approximate rentable square footage of the Premises is 6,336 square feet. The term "Building," as used herein, shall mean the building located at 2631-2641 Connecticut Avenue, N.W., Washington, D.C. 20008, which, along with the real property underneath and surrounding the same, and all common and garage areas and other improvements thereon owned by Landlord, are known as the "Project."

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     1.02 - All improvements to the Premises necessary for the Tenant's use and occupancy thereof shall be completed by Landlord, at Tenant's sole cost and expense (except as provided below), as set forth in Exhibit "C" hereto (which is incorporated herein by this reference) (the "Tenant Improvements"). Except for the Tenant Improvements, Landlord shall deliver and Tenant agrees to accept the Premises from Landlord in their current "as is" condition with all structural, electrical and mechanical systems serving the Premises in good working order. Landlord shall have no obligation to perform any improvements or alterations in the Premises except those specifically listed as Tenant Improvements Exhibit C. Tenant's taking possession of the Premises following substantial completion of the Tenant Improvements described in Exhibit C shall be conclusive evidence as against Tenant that the Premises are suitable for the Permitted Use, and that the Premises were in satisfactory condition when Tenant took possession thereof except for any latent defects and those items set forth in the punchlist, if any, submitted by Tenant to Landlord. Within five (5) days of Landlord's delivery of possession of the Premises to Tenant, Tenant shall inspect the Premises and submit to Landlord a written punchlist of any contended defects in the Tenant Improvements performed by Landlord. Thereafter, Landlord shall use reasonable efforts to promptly correct any defects in the Tenant Improvements.

     1.03 - The Tenant Improvements shall be completed by Landlord in accordance with the requirements and specifications set forth in Exhibit C. Tenant will bear the cost of the Tenant Improvements, including, but not limited to, architectural and engineering fees relating to the Premises and all costs and expenses incurred in the construction of the Tenant Improvements over and above the current "as is" condition of the Premises as described in Section 1.02 above (collectively "Tenant's Costs"); provided, however, Landlord will credit against the foregoing Tenant's Costs an allowance (the "Tenant Improvement Allowance") of $15.00 per rentable square foot of the Premises. In addition, up to $1.50 per square foot of said Allowance may be used by Tenant to cover moving expenses and related costs (such as cabling and office fixtures and furnishings) incurred by Tenant in connection with its relocation of its operations to the Premises. Tenant will pay as Additional Rent any excess (the "Excess") of Tenant's Costs over the Tenant Improvement Allowance as follows:

     (a) Tenant shall pay to Landlord prior to the commencement of construction of the Tenant Improvements, an amount equal to fifty percent (50%) of such Excess (as then estimated by Landlord);

     (b) After substantial completion of the Tenant Improvements, but prior to Tenant's occupancy of the Premises, Tenant shall pay to Landlord an amount equal to eighty percent (80%) of the Excess as than estimated by Landlord, less payments received by Landlord according to (a) above;

     (c) Upon submission to Tenant of the final accounting for all costs hereunder, Tenant shall pay to Landlord the entire unpaid balance of the actual Excess based on the final costs.

     (d) Within ten (10) days of substantial completion of the Tenant Improvements, Tenant shall open for business and thereafter operate its business in the Premises throughout the Term of the Lease in accordance with the terms hereof.

     TERM 2.01 - The term of this Lease shall commence on the date Landlord substantially completes the Tenant Improvements and delivers possession of the Premises to Tenant ("Lease Commencement Date") and shall expire at twelve o'clock midnight on the Last day of the Eighty-Fourth (84th) full calendar month thereafter, unless earlier terminated in accordance with the terms hereof.

     2.02 - The period commencing on the Lease Commencement Date and ending on the last day of the 12th full calendar month thereafter, shall constitute the first "Lease Year" as such term is used herein. Each successive twelve (12) calendar month period during the Term, commencing on the annual anniversary of the Lease Commencement Date (or if the Lease Commencement Date is not the first day of a calendar month, the annual anniversary of the first full calendar month following the Lease Commencement Date) shall constitute a "Lease Year" for the purpose of this Lease.

     2.03 - (a) Landlord hereby grants to Tenant the right, exercisable at Tenant's option, to renew and extend the Term of the Lease for one (1) additional period of five (5) years ("Renewal Term"), exercisable as hereinafter provided. If properly exercised and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence on the date immediately following the expiration of the initial Lease Term defined in Section 2.01 above, and in such event, such Renewal Term shall be deemed to be part of the Lease Term.

     (b) The right of renewal herein granted to Tenant shall be subject to, and shall be exercised strictly in accordance with, the following terms and conditions. Tenant shall exercise the renewal option by giving Landlord written notice of the exercise thereof (the "Option Notice") not later than twelve (12), nor earlier than eighteen (18), months prior to the expiration of the initial Lease Term. Time is of the essence as to all dates pertaining to Tenant's exercise of the renewal option. If: (1) the Option Notice is not timely given,
(2) Tenant does not exercise the renewal option, or (3) an Event of Default exists at the time of Tenant's Option Notice or upon the commencement of the Renewal Term, then, under any of the foregoing circumstances, Tenant's right of renewal shall thereupon and thereafter lapse, terminate and be of no further force or effect. In no event shall Tenant have the right to renew or extend the Lease Term beyond the expiration of the Renewal Term. If the Renewal Option has been properly exercised, during the Renewal Term, all of the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant (including the additional rent payable under the terms of the Lease, with an appropriate adjustment of the Base Year used to calculate the same), except that the annual Basic Rent payable by Tenant during the Renewal Term shall be in an amount equal to the Fair Market Rent (as defined below) for the Premises for the Renewal Term.

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

     (c) The term "Fair Market Rent" as used in this Section 2.03, shall mean the annual market Basic Rent (including annual escalations thereof) for comparable office space in comparable buildings in the Woodley Park submarket, taking into account all appropriate factors. Within ten (10) days after Tenant exercises a renewal option, Landlord shall notify Tenant of Landlord's determination of the Fair Market Rent for the Renewal Term based upon the foregoing parameters. Within ten (10) days following Landlord's notification regarding the Fair Market Rent, Tenant shall notify Landlord in writing that
Tenant: (i) agrees with Landlord's determination of the Fair Market Rent applicable to the Renewal Term, or (ii) disagrees with Landlord's determination of the Fair Market Rent applicable to said Renewal Term, and provide Landlord with an alternative proposed Fair Market Rent structure based on the foregoing parameters. If Tenant does not dispute Landlord's determination, or agrees with the same in writing within the aforesaid ten (10) day period, such amount shall become the Basic Rent (as hereinafter defined) payable hereunder during the Renewal Term. If Tenant disputes Landlord's determination in writing within the aforesaid ten (10) day period, then Landlord and Tenant will negotiate in good faith to determine the appropriate Fair Market Rent applicable to said Renewal Term in accordance with the foregoing parameters. In the event that the parties cannot agree upon the appropriate Fair Market Rent within sixty (60) days of Tenant's Option Notice, then said Fair Market Rent shall be determined in accordance with the following terms. Within ten (10) days after the expiration of such sixty (60) day period, each party shall give written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Fair Market Rent applicable to the Renewal Term. If either party shall fail to select a Broker as aforesaid, then the party which has selected a Broker as aforesaid (the "Appointing Parry") shall have the right to issue a written notice to the parry which failed to select a Broker as aforesaid (the "Non-Appointing Party") advising such Non-Appointing Party that it has failed to appoint its Broker, in which case, if the Non-Appointing Party does not then designate its Broker within five (5) business days following receipt of the Appointing Party's Notice, then the Fair Market Rent shall be determined by the Broker selected by the other parry. Each Broker shall thereupon independently make his determination of the Fair Market Rent applicable to the Renewal Term based upon the parameters for determining Basic Rent outlined above within twenty (20) days after the appointment of the second Broker. If the two Brokers' determinations are not the same, but the higher of such two determinations (based upon the initial Fair Market Rent and average Fair Market Rent over the course of the Renewal Term) is not more than one hundred five percent (105%) OF the lower of them, then the Fair Market Rent shall be deemed to be the average of the two determinations. If the higher of such two determinations is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker than independently make his determination of the Fair Market Rent within twenty (20) days after his appointment. The highest and the lowest determinations among the three Brokers shall be disregarded and the remaining determination shall be deemed to be the Basic Rent payable by Tenant with respect to the Renewal Term. Within thirty (30) days after the Basic Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Basic Rent to be paid for the Renewal Term. For the purposes of this Section 2.03, "Broker" shall mean a real estate broker licensed in the District of Columbia, who has been regularly engaged in such capacity in the business of commercial office leasing in Northwest Washington, D.C. for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker.

     RENT 3.01 - (a) Beginning on the first day of the fourth (4th) full calendar month during the Term, and thereafter throughout the Term of the Lease, Tenant shall pay Landlord basic annual rent in the initial amount of $158,400.00 per annum, payable in equal monthly installments of $13,200.00, in advance on the first day of each and every calendar month during the Lease Term (the "Basic Rent"). [In addition, during the first Lease Year, if the Lease Commencement Date is not the first day of a calendar month, on the first day of the fourth
(4n1) full calendar month, Tenant shall pay Landlord Basic Rent with respect to the month in which the Lease Commencement Date occurs in an amount equal to the product of: (i) the initial monthly Basic Rent set forth above divided by the number of days in such calendar month, and (ii) the number of days remaining in such calendar month beginning with the Lease Commencement Date (it being the intent of the parties that Tenant not be obligated to pay Basic Rent for the first three (3) full calendar months during the Term). Said initial Basic Rent shall be escalated on the first day of the second Lease Year, and thereafter on the first day of each and every Lease Year during the Term in accordance with the schedule set forth below:

          Lease Year     Annual Basic Rent     Monthly Basic Rent
          ----------     -----------------     ------------------
              2             $163,152.00            $13,596.00
              3             $168,046.56            $14,003.88
              4             $173,087.95            $14,424.00
              5             $178,280.58            $14,856.72
              6             $183,628.99            $15,302.42
              7             $189,137.85            $15,761.49

     (b) Notwithstanding the terms of paragraph (a) above, and provided Tenant is occupying the Premises and there exists no Event of Default throughout such period: (1) Tenant's obligation to pay fifty percent (50%) of its Monthly Basic Rent shall abate for the fourth, fifth, sixth and seventh full calendar months following the Lease Commencement Date, and (2) Tenant's obligation to pay a portion of its Monthly Basic Rent totaling $1,304.17 shall abate for the eighth, ninth, tenth, eleventh and twelfth full calendar months following the Lease Commencement Date. Therefore, provided that the foregoing conditions are met:
(i) on the first day of the fourth full calendar month during the Term, Tenant shall pay Landlord (1) pro-rated Monthly Basic Rent for the partial month, if any, in which the

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Lease Commencement Date occurs and (2) $6,600, (ii) Tenant's first installment of Monthly Basic Rent payable upon the execution of this Lease in accordance with the terms of Section 3.06 hereof shall be credited against the fifth and sixth full calendar month's Monthly Basic Rent obligations, (iii) on the first day of the seventh full ,calendar month during the Term, Tenant shall pay Landlord $6,600, (iv) on the first day of the eighth, ninth, tenth, eleventh and twelfth full calendar months during the Term, Tenant shall pay Landlord Basic Rent in the amount of $11,895.83, and (v) beginning on the first day of the thirteenth full calendar month, Tenant shall pay Monthly Basic Rent in the amounts set forth in the schedule in Paragraph (a) above.

     3.02 - The Basic Rent and any and all other amounts payable by Tenant to Landlord hereunder (which amounts shall all constitute "additional rent" hereunder) shall be paid promptly when due, in cash or by check, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, payable to Landlord at the following address: Starwood Urban Retail I, LLC, c/o Starwood Urban Investments, LLC, 1320 19th Street, N.W., Suite 800, Washington, D.C. 20036, Attn: Constance Collins Davis, or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. Basic Rent and additional rent are sometimes collectively referred to herein as "rent."

       3.03 - (a) Beginning on the first day of the second Lease Year and thereafter throughout the Term of the Lease, Tenant shall pay as additional rent, its Proportionate Share (as hereinafter defined) of any increase in the Operating Costs (as hereinafter defined) beyond the Operating Costs applicable to the calendar year in which the Lease Commencement Date occurs ("Base Year"). The Operating Costs applicable to any calendar year during the Term in excess of the Operating Costs applicable to the Base Year are referred to herein as "Excess Operating Costs." From time to time during the Term, Landlord shall provide Tenant with a written estimate of the Project's Operating Costs and Tenant's Proportionate Share of the Excess Operating Costs. Tenant shall pay Landlord its Proportionate Share of such estimated Excess Operating Costs in equal monthly installments. Following the end of each calendar year during the Term, Landlord shall provide Tenant with a written statement setting forth the Project's actual Operating Costs for the preceding calendar year. If said actual Excess Operating Costs exceed the estimated Excess Operating Costs, Tenant shall pay its Proportionate Share of the difference to Landlord within ten (10) days of Tenant's receipt of said written statement. If the estimated Excess Operating Costs paid by Tenant exceed the actual Excess Operating Costs, Tenant shall be credited the difference toward any past due rent or other amounts owed to Landlord hereunder, and then to the next due installment of rent (or any other amounts) due hereunder, or if no such installment or amounts are due, refunded to Tenant within thirty (30) days.

     (b) "Operating Costs" shall include all costs and expenses of every kind and nature as may be paid or incurred by Landlord in connection with the ownership, management, operation and maintenance of the Project (including the Building, and all common and garage areas and facilities and other improvements thereon), including, but not limited to, the cost and expense of: (i) all management office expenses; (ii) operating, maintaining, repairing, replacing lighting facilities, sound facilities, storm and sanitary drainage systems, utility conduits, utility systems, utility ducts and similar items, fire protection systems, sprinkler systems, sprinkler and security alarm systems;
(iii) gardening, landscaping and maintenance and replacements of any grass, trees and shrubbery on the Project; (iv) all premiums and other was associated with all liability, umbrella liability, and casualty insurance policies maintained by Landlord in connection with the Project, including, without limitation: liability for bodily injury, death and property damage, insurance on the Project (including, without limitation, the Common Areas) against fire, extended coverage, flood, theft or other casualties, workman's compensation, plate glass insurance for glass exclusively serving the Common Areas, sign insurance and rent loss insurance for up to a 12-month period; (v) security, including, without limitation, security guards, security patrols, and alarm systems; (vi) personal property taxes on equipment and systems in, pertaining to, or used in maintaining and operating the Project; (vii) utility charges and other costs of lighting, heating and cooling the Project; (viii) the cost of operating, maintaining, inspecting and replacing any private utility systems serving the Project; (ix) parking area line painting; (x) removal of snow and ice; (xi) collection and removal of trash from the Project and from any dumpsters provided by Landlord for the use of tenants; (xii) equipment, machinery and supplies used in the operation and maintenance of the Project (including, without limitation, cleaning and snow removal equipment) and of signs, fixtures and furnishings (including the cost of inspection, maintenance, repair and, at Landlord's option, depreciation thereof, which depreciation shall be calculated on a straight-line basis and on useful lives based upon the Internal Revenue Service guidelines from time to time extant); (xiii) power and the] for operating equipment and systems, and for operating vehicles and equipment used for cleaning, maintenance and snow removal; (xiv) salaries of personnel directly engaged in operating, cleaning and maintaining the Project (including, without limitation, security personnel and, if employed and paid by Landlord [as opposed to the Parking Operator, as the same is defined in Section 7.02] parking attendants), and all related payroll charges, benefits and taxes;
(xv) licenses, permits and fees issued or assessed by governmental authorities (as such authorities are defined in Section 4.01 below); (xvi) any management fees paid by landlord for the management of the Project; (xvii) dues, fees and assessments levied by with respect to any homeowner's association, P.U.D., business improvement district, neighborhood improvement association and/or condominium association of which the Project is a part; (xviii) vault rentals;
(xix) Char Service (as defined in Section 6.03); and (xx) merchants' association dues, fees and costs. The foregoing shall not be construed to impose any duty or obligation on Landlord to incur ANY or all of the costs and expenses described above. Operating Costs shall not include the following: (1) repairs or other work occasioned: (i) by fire, windstorm or other casualty of the type which Landlord has insured or is required to insure under the terms of this Lease, or
(ii) the taking of a portion of the Project by exercise of the right of eminent domain to the extent that Landlord is reimbursed for the cost of such repairs or other work by the condemning authority; (2) leasing commissions, attorney's fees and other costs incurred in connection with negotiations or disputes

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

with particular other tenants, occupants or prospective tenants in the Project and legal fees associated with the negotiation of this lease; (3) the cost of renovating, building-out or otherwise improving, decorating of painting other leasable space (but not the Common Areas) in the Project for other tenants, occupants or prospective tenants; (4) the cost of providing extraordinary electric and other services to particular other tenants in the Project to the extent that the same are provided at the cost of such particular other tenants (over and above the Basic Rent and escalated Operating Cost reimbursements paid by such particular other tenants); (5) Except for capital expenditures required to comply with the order, statutes, regulations or mandates of Local or Federal governments or capital expenditures reasonably calculated to reduce other Operating Costs, all costs incurred by Landlord which are generally classified as capital in nature pursuant to Generally Accepted Accounting Principles; (6) overhead and profit increments paid to subsidiaries or other affiliates of Landlord for services provided with respect to the Project (or any portion thereof) to the extent that the cost of such services exceeds the reasonable competitive cost thereof if such services were provided by independent third parties which are not subsidiaries or other affiliates of Landlord; (7) payments of principal and interest on mortgages covering the Project or any portion thereof; (8) rental payments due under any ground or underlying lease under which Landlord is the tenant; (9) Landlord's general corporate overhead and expenses for services not related to the Project, except to the extent that the same are reasonably calculated to reduce other Operating Costs (and than only in such amount as is reasonably allocable to the Project in light of such reduction); (10) compensation paid to clerks, attendants or other persons working for commercial concessions operated by landlord at the Project on a "for profit" basis; (11) advertising and promotion costs for leasing activities at the Project; (12) costs, fines or penalties incurred due to the willful violation by Landlord of any Local or Federal law, statute, ordinance or any rule, judgment or decree of any Court having jurisdiction over the Project; (13) the cost of any investment grade sculpture, painting or other art; (14) wages, salaries or other compensation paid to any executive employees of Landlord above the grade of Project manager; (15) depreciation of the Building or the Project; and (16) income, rental or other receipt, excess profit, excise or franchise taxes other than that portion thereof, if any, which may be assessed in lieu of, or as a substitute, in whole or in part, for Real Estate Taxes. Operating Costs for any calendar year, may be determined by Landlord using an adjustment thereto to reflect that the Project is at least ninety-five percent (95%) leased, whether or not the Project is in fact 95% leased during any such year.

     (c) beginning on the first day of the Second Lease Year and thereafter throughout the Term of the Lease, Tenant shall pay as additional rent, its Proportionate Share (as hereinafter defined) of ANY increase in the Real Estate Taxes beyond the Real Estate Taxes applicable to the calendar year in which the Lease Commencement Date occurs ("Base Year"). The Real Estate Taxes applicable to any calendar year during the Term in excess of the Real Estate Taxes applicable to the Base Year are referred to herein as "Excess Real Estate Taxes." From time to time during the Term, Landlord shall provide Tenant with a written estimate of the Project's Real Estate Taxes (as hereinafter defined) and Tenant's Proportionate Share of the Excess Real Estate Taxes. Tenant shall pay Landlord its Proportionate Share of such estimated Excess Real Estate Taxes in equal monthly installments. Following the end of each calendar year during the Term, Landlord shall provide Tenant with a written statement setting forth the Project's actual Excess Real Estate Taxes applicable to the preceding calendar year. If said actual Excess Real Estate Taxes exceed the estimates thereof paid by Tenant, Tenant shall pay its Proportionate Share of the difference to Landlord within ten (10) days of Tenant's receipt of said written statement. If the estimated Excess Real Estate Taxes paid by Tenant exceed the actual Excess Real Estate Taxes, the difference shall be credited toward any past due rent or other amounts owed to Landlord hereunder, and then toward the next due installment of rent (or any other amounts) due hereunder, or if no such installment or amounts are due, refunded to Tenant within thirty (30) days.

     (d) Real Estate Taxes shall mean (i) the total general and special real estate taxes and assessments (including front-foot benefit fees, betterments, assessments, and hook-up fees, arena taxes, as well as vault taxes and the like) which are levied and assessed on all land and improvements (including fixtures) in the Project, including, without limitation, the Premises, the Building, and all Common Areas, and (ii) Landlord's expenses in contesting the validity of, or seeking a reduction in, or in seeking to prevent an increase in any such tax or assessment, or attempting to obtain any refund thereof or reassessment of the value of the Project or any portion thereof.

     (e) Tenant's "Proportionate Share" shall be nineteen and six-tenths percent (19.6%).

     3.04 - Other remedies for non-payment notwithstanding, any installment of rent which is not paid within five (5) days after the due date shall be subject, at Landlord's option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as additional rent. Any installment of Basic Rent or additional rent not paid when due shall also accrue interest at the rate of fifteen percent (15%) per annum (but in no event at a rate higher than the maximum rate allowed by law) from the due date until paid in full, which interest shall be deemed additional rent hereunder.

     3.05 - No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. If Tenant shall present to Landlord at any time during the term of this Lease a check or draft not honored by the institution upon which the same is issued, then Landlord may require that future payments of rent thereafter payable be made by certified or cashier's check.

     3.06 - Upon execution hereof, Tenant shall pay Landlord: (i) the sum of $13,200.00, which amount will be credited by Landlord against the fifth and sixth full calendar month's installments of Basic Rent and additional rent payable hereunder (or, if the conditions set forth in Section 3.01(b) are not met, against the first due Monthly Basic Rent obligations of Tenant hereunder), and (ii) a security deposit in the amount of $13,200.00 as Security for the payment and performance of the obligations, covenants, conditions and agreements contained herein, which deposit shall be held by Landlord, without interest thereon, during the Term in accordance with the terms hereof. Landlord shall, within forty-five (45) days after the expiration of the term hereof, refund to Tenant the balance, if any, of the security deposit less any portion applied to cure any Event of Default under this Lease. Should Landlord at any time during the Term hereof apply all or any portion of said security deposit to cure an Event of Default by Tenant hereunder, Tenant shall immediately deposit additional funds with Landlord to restore the security deposit to the amount set forth above.

     3.07 - Intentionally Omitted.

     3.08 - Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing provisions of this Section, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article 12.

     USE OF PREMISES 4.01 - Tenant covenants to utilize the Premises only for general office use ("Permitted Use"), and for no other purpose. All of Tenant's operations in the Premises shall be subject to all applicable zoning and other regulations and restrictions of governmental authorities (as defined below). At all times during the Term, Tenant shall: (a) comply, at its sole cost and expense, with all Requirements (as defined below) which in any way affect or are binding upon the Premises or the use and occupation thereof (except as expressly provided in Section 5.02), (b) obtain and maintain in full force and effect all licenses, permits and the like required by any governmental authority (as defined below) to permit Tenant to occupy and use the Premises (except for the initial Certificate of Occupancy, which shall be procured by Landlord), and (c) be responsible for the cost of compliance with all Requirements with respect to the Project arising from or related to Tenant's use of the Premises. As used in this Lease, "Requirements" shall include but not be limited to all applicable laws, statutes, rules, regulations, orders, ordinances, codes, approvals, permits, interpretations, directives and requirements, whether now or hereafter in force, of: (i) all federal, state, county, municipal, city and borough legislatures, executive offices, courts, departments, bureaus, boards, agencies, offices, commissions and other sub-divisions thereof, or of any official thereof, or of any other governmental, judicial, public, quasi-public or quasi judicial authority (collectively, "governmental authorities"), and (ii) the National Board of Fire Underwriters or any other body exercising similar functions.

     4.02 - Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant's access to the Building and the Premises shall be subject to all security measures as Landlord shall reasonably undertake with respect to the Building.

     4.03 - Tenant shall not permit the Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, nor as a source of annoyance or embarrassment to Landlord or other tenants, nor for any purpose other than hereinbefore specified, nor for the manufacture of any commodity therein, without the prior written consent of Landlord. Tenant shall be responsible, at its sole cost and expense, for addressing any security issues with respect to the Premises.

     4.04 - (a) Except as set forth herein, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, Tenant may not erect or install on the exterior or interior of the Building, on any window, or in any lobby, hallway or door therein located, any sign or other type display. Tenant shall not place or permit to be placed or maintained on any door, exterior wall, or window of the Premises any sign, awning, canopy, decoration, lettering, notice, advertising matter or object of any kind, nor place any structure, sign, obstruction or advertising device upon the common areas without first obtaining Landlord's written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant further agrees to maintain any such signs, awnings, canopies, decorations, lettering, notices, advertising matter or other objects as may be approved by Landlord in good condition, operating order and repair at all times. All signs, advertisements and displays must be professionally prepared and maintained. In the event of any such consent by Landlord (whether to such a display inside or outside of the Premises) such display and the Exterior Sign described below shall: (i) not, in the aggregate cover more than thirty-three percent (33%) of the window area, and (ii) on or before the expiration or earlier termination of this Lease, be removed and the portion of the Premises and the windows, walls, and doors used for such display shall be restored to the condition existing prior to the execution and delivery of this Lease. Notwithstanding the foregoing, Tenant may erect an exterior building sign ("Exterior Sign") at a location designated by Landlord, at Tenant's sole cost and expense. The Exterior Sign shall incorporate letters no larger than ten (10) inches. The design and method of installation of such sign, including the Exterior Sign, shall be subject to Landlord's written consent, in Landlord's sole and absolute discretion.

     (b) Landlord shall, at Landlord's cost and expense, install standard suite entry signage at the Premises and a pro rata share of the directory strips allocated to the second floor identifying Tenant and Tenant's location in the Building's lobby directory.

     4.05 - Tenant covenants and agrees as follows: (a) Tenant will not obstruct or interfere with the rights of other tenants, or injure or annoy them or those having business with them, or conflict with them; (b) Tenant will not in any way conflict with any Requirements or with any insurance policy upon the Building or any part thereof; (c) Tenant shall be answerable for all nuisances caused or suffered on the Premises, or caused by Tenant with respect to the Project, any part thereof or on the approaches thereto; (d) Tenant will not suffer or permit waste with respect to the Premises; (e) Tenant will not place a load on any floor exceeding the floor load which such floor was designed to carry in accordance with the plans and specifications of the Building, and will not install, operate or maintain in the Premises any safe or heavy item of equipment except in such manner and in such location as Landlord shall prescribe so as to achieve a proper distribution of weight; (f) Tenant will not strip or overload, damage or deface the Premises, hallways, stairways, elevators, parking facilities or other public areas of the Building or Project, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same;
(g) Tenant will not suffer or permit any trade or occupation to be carried on or use made of the Premises which trade or occupation: shall be unlawful, noisy, offensive, or injurious to any person or property, or increase the danger of fire or affect or make void or voidable any insurance on the building, or may render any increased or extra premium payable for such insurance, or shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority; (h) Tenant will park vehicles only in the area from time to time designated by Landlord; and (i) Tenant will conform to all rules and regulations from time to time established by Landlord, including those attached as Exhibit "B" hereto (which is incorporated herein by this reference).

     4.06 - (a) At all time during the Lease Term, Tenant, at its sole cost and expense, shall comply with: (1) all Requirements related to Hazardous Materials (as defined below), which include but are not limited to: (i) all federal, state, and municipal laws, ordinances, notices, orders, rules, regulations related thereto, and (ii) those statutes, regulations and orders referenced in subsection (b) below, and (2) the requirements of all public liability, fire, and other policies .of insurance covering the Premises, relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal, and release of Hazardous Materials. In addition, Tenant shall take similar precautions with any other material or substance that, even if not described in subsection (b) below, may or could pose a hazard to the health and safety of the current or future occupants of the Project or the owners or occupants of property adjacent to or in the vicinity of the Project. This subsection (a) shall not be construed as Landlord's consenting to any of the foregoing. Landlord represents that, to the best of Landlord's knowledge, there are no Hazardous Materials (as defined below) present in the Premises.

     (b) "Hazardous Materials," as such term is used in this Lease, shall mean:
(i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C, ss.6901 et. seg.) ("RCRA"), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" being "released" in "reportable quantity" as such terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et. seg.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) urea formaldehyde insulation; (vi) "hazardous chemicals" or "extremely hazardous substances", in quantities sufficient to require reporting, registration, notification or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss.11001, et. semc.) ("EPCRA"), as amended from time to time and regulations promulgated thereunder; (vii) any "hazardous chemicals" in levels that would result in exposures greater than those allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C. ss.651 et. semc .) ("OSHA"), as amended from time to time and regulations promulgated thereunder; (viii) any substance which requires reporting, registration, notification, removal, abatement or special treatment, storage, handling or disposal under Section 6, 7 or 8 of the Toxic Substances Control Act (15 U.S.C. ss.ss.2601 et. semc .) ("TSCA") as amended from time to time and regulations promulgated thereunder; (ix) any toxic or hazardous chemicals described in the Occupational Safety and Health Standards (29 C.F.R. 1910.1000-1047) in levels which would result in exposures greater than those allowed by the permissible exposure limits pursuant to such regulations; (x) the contents of any storage tanks, whether above or below ground; (xi) medical wastes; (xiii) any toxic or radioactive matter; (xiv) materials related to those described above in this subsection (b); and (xiii) anything defined as hazardous or toxic under any now existing or hereinafter enacted Requirement of any governmental authority.

     (c) Tenant will not use or permit the Premises or any part thereof to be used in violation of any Requirement related to Hazardous Materials. Tenant assumes sole and full responsibility for, and will remedy at its cost, any such violation by Tenant or its employees or agents, provided that Tenant must first obtain Landlord's written approval of any remedial actions related thereto. Tenant will not use, carry, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Premises or the Project, any Hazardous Materials, nor will Tenant permit or allow any third party to do so. Landlord's election to conduct inspections of the Premises and/or the Project shall not constitute an approval of Tenant's use of the Premises or any activities conducted thereon, and will not constitute an assumption by Landlord of any responsibility regarding Tenant's use of the Premises or Hazardous Materials. Tenant's compliance with the terms of this Section 4.06 shall be at Tenant's sole cost. Tenant will pay or reimburse Landlord for any costs or expenses incurred by Landlord, including reasonable attorney's, engineers', consultants', experts' fees and other Professional Fees and disbursements incurred or payable to determine, review, approve, consent to or monitor the requirements for compliance by Tenant with the Requirements and the other obligations of Tenant under this Section 4.06, including, without limitation, above and below ground testing. Landlord (and any representative, agent, employee or contractor of Landlord) are hereby authorized to enter upon the Premises for such purposes. Tenant will supply Landlord with historical and operational information regarding the Premises, including without limitation, all reports required to be filed with governmental authorities, as may be reasonably requested by Landlord to facilitate site assessment, and will make available for meetings with Landlord (or any representative, agent, employee or contractor of Landlord), appropriate personnel having knowledge of such matters. If Tenant fails to comply with the provisions of this
Section 4.06, or if Landlord receives notice or information asserting the existence of any Hazardous Materials on the Premises, or on the Project related to Tenant, Landlord has the right, but not the obligation, without in ANY way limiting Landlords other rights and remedies, to enter upon the Premises or to take such other actions Landlord deems necessary or advisable to clean up, remove, resolve, remediate or minimize the impact of any Hazardous Materials on or affecting the Premises or the Project. Tenant shall pay to Landlord on demand as additional rent all costs and expenses paid or incurred by Landlord in the exercise of any such rights. Tenant will notify landlord in writing, immediately upon the discovery, notice (from a governmental authority or other entity) or reasonable grounds to suspect, by Tenant or any Tenant Party (as defined in Section 25.01 hereof) the presence in the Premises or on the Project of any Hazardous Materials or conditions that result in a violation of or could reasonably be expected to violate any Requirement or other obligation of Tenant under this Section 4.06, together with a full description thereof.

     (d) Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord, and its agents, successors, and assigns, harmless from and against all claims, actions, damages, liabilities, and expenses (including, without limitation, fees of investigators, attorneys and experts and other Professional Fees) arising out of or in connection with: (1) any violation by Tenant or Tenant's Agents of any Requirement with respect to Hazardous Materials or any other obligation of Tenant under this Section 4.06, and (2) the removal, cleanup, remediation and restoration work and materials necessary to remove and/or remediate any Hazardous Materials from the Premises or to remove and/or remediate any Hazardous Materials from the Project and any other property of whatever nature (including but not limited to, property adjacent to or in the vicinity of the Project) which Hazardous Materials were stored, carried, released, used or disposed of by Tenant or Tenant's Agents. Tenant's obligations pursuant to this Section 4.06 shall survive the expiration or termination of this Lease. If at any time during or after the Term of this Lease, Tenant becomes aware of any inquiry, investigation, administrative proceeding, or judicial proceeding regarding or related to any Hazardous Materials, Tenant shall within five (5) days after first learning of such inquiry, investigation or proceeding give Landlord written notice providing All available information regarding such inquiry, investigation, or proceeding.

     REPAIRS AND MAINTENANCE 5.01 - Tenant will not commit waste or nuisance with respect to the Premises. At all times during the Term, Tenant will, at its sole cost and expense, maintain the Premises and all equipment, systems and fixtures located therein (other than portions of the Building's systems located in the Premises which shall be maintained by Landlord) and/or exclusively serving the Premises in good order and repair. Tenant's maintenance and repair responsibilities shall include, without limitation: (1) the maintenance, repair and replacement, if necessary, of any special equipment in or serving the Premises, whether installed by Tenant or not, (2) the maintenance, repair and replacement, if necessary, of all Tenant Improvements (as defined in Exhibit C hereto), (3) the repair or replacement of any damage or injury to all or any part of the Project or the Premises or any of the equipment, systems or fixtures therein or serving the same caused by any act or omission of Tenant or Tenant's Agents. If: (a) Tenant fails to make repairs to the Premises or the equipment, systems or fixtures therein or serving the Premises, (b) requests that Landlord make any repairs to the Premises or the equipment, systems or fixtures therein or serving the Premises (although Landlord shall not be obligated to make same), or (c) subject to the terms of Section 11.05, any act or neglect of Tenant results in damage to the Premises, the Building, or the Project, or any part thereof, Landlord may repair such damage, and within ten (10) days of receipt of Landlord's invoice, Tenant shall reimburse Landlord for the cost thereof (plus Landlord's overhead cost of ten percent (10%) of the cost) as additional rent.

     5.02 - Throughout the Term of the Lease, Landlord will: (i) maintain the common areas and the foundation, roof and structural portions (but no other portion) of the Building and the Project, except any portions thereof constructed by Tenant, which shall be maintained and repaired by Tenant, (ii) maintain all of the Building's systems associated with the delivery of the services described in Article 6 below, and (iii) perform all work necessary in the Building to ensure that the Common Areas of the Building comply with the requirements established by the Americans with Disabilities Act of 1990, at Landlord's sole cost and expense.

        SERVICES AND UTILITIES 6.01 -During the Term, Landlord shall furnish or cause to be furnished to the Premises the following services in the manner outlined below. The cost to the Landlord of providing the same shall form a portion of the Operating Costs outlined in Article 3.

     (a) Landlord will provide basic char and janitorial service five (5) nights per week after 5:30 p.m., excluding federal holidays in accordance with the reasonable building standard janitorial specifications established by Landlord from time to time ("Char Service") (which standards will be consistent with buildings of similar, size, age and class in the Uptown Washington, D.C. submarket). Tenant shall pay Landlord for services above building standard at the charge reasonably established by Landlord.

     (b) Landlord will furnish normal passenger elevator service for Landlord, tenants and visitors of the Building 24 hours per day, (with at least one elevator subject to call at all times, except in the case of emergency or necessary repairs).

     (c) During the hours, Monday through Friday from 8:00 a.m. to 7:00 p.m.
and 9:00 a.m. to 5:00 p.m. on Saturdays (but not on Sundays or federal holidays), Landlord will provide heat or air-conditioning at reasonable temperatures as determined by Landlord to provide reasonably comfortable occupancy of the Premises under normal business conditions. If Tenant delivers a written request to Landlord before 12:00 p.m. on the day prior to the date for which such usage is requested, Landlord will furnish services at times not specified above in exchange for Tenant's payment therefor at the hourly rate Landlord reasonably establishes from time to time, which shall be based on Landlord's actual cost.

     (d) Landlord will provide to the Premise electricity for normal business usage 24 hours per day, 365 days per year. Tenant's use of electricity in the Premises may not at any time exceed the capacity of the electrical conductors and equipment serving the Premises which shall not be less than 5 watts/rentable square foot. Landlord reserves the right to install, at the Landlord's sole cost, check meters, which will be utilized to determine the amount Tenant wi11 reimburse Landlord for Tenant's excess usage. Without Landlord's prior written consent, Tenant shall not: (i) connect equipment in the Premises that consumes more electricity than permitted by, the building standard specifications or (ii) make any alteration or addition to the electric system of the Premises. If Landlord grants such consent, Landlord will provide at the cost to Landlord plus Landlord's overhead charge of ten percent (10%) of the cost, which cost Tenant shall pay to Landlord on demand, additional risers or other required equipment. In addition, Landlord may require Tenant to pay, as additional rent, the cost of any excess electrical capacity utilized by Tenant as a result of such risers or other required equipment. In addition, Landlord may require Tenant to install separate meters, at Tenant's sole cost, and to pay utilities directly to the utility company.

     (e) Landlord will furnish or cause to be furnished to the Common Areas water from the District of Columbia mains for drinking, lavatory (including warm water at reasonable temperatures as determined by Landlord) and toilet purposes. Tenant will not install any equipment that uses water without Landlord's prior written consent. Tenant will not waste or permit the waste of water. Landlord reserves the right to install a water meter for the Premises, and thereafter Tenant shall pay for water based upon its usage. If Tenant's usage of water is determined by such meter to be excessive (in comparison to other similar tenants in the Building and other buildings owned by Landlord or its affiliates) Tenant shall reimburse Landlord the cost of the water meter upon demand.

     (f) Tenant shall have access to the Premises twenty-four (24) hours per, day, seven (7) days per week. Tenant's access to the Building and the Premises shall be subject to all security measures as Landlord shall reasonably undertake with respect to the Building or the project.

     Any Interruption or malfunction of any utility, telephone or other service shall not constitute a breach by Landlord, nor shall it cause an eviction or disturbance of Tenant, release Tenant from any obligation hereunder, or grant Tenant any right to an offset against rent or rent abatement (except as expressly provided below), and neither the landlord nor Landlord's agents are liable for damages (consequential or otherwise).

     If there is a failure by Landlord to furnish the utilities or services specified in this Lease, which failure: (i) interferes substantially with or prevents Tenant's use of the Premises or any part thereof, (ii) is capable of being remedied by Landlord by the exercise of commercially reasonable efforts (as opposed to being outside of Landlord's control), and (iii) continues for seven (7) consecutive days, the Monthly Basic Rent and regularly-recurring additional rent charges shall abate for the period beginning on the eighth (8th) day following such interruption and continuing until such interruption is remedied, based upon the portion or portions of the Premises rendered unusable by such interruption of utilities or services. If there is a failure by Landlord to furnish the utilities or services specified in this Lease, which failure: (1) interferes substantially with or prevents Tenant's use of the Premises or any part thereof, and (2) can be remedied in whole or in part by Landlord, Landlord shall promptly commence action to restore same and thereafter continue such action with reasonable diligence until same are restored or Landlord has completed such commercially reasonable efforts as are possible under the circumstances to aid in the return of such utilities or services.

     6.02 - Landlord reserves the right (but shall not be obligated) to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Premises as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants in the Building) and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires, provided it does not permanently and materially interfere with Tenant's use of the Premises as permitted hereunder.

     COMMON AREAS/PARKING 7.01 - All automobile parking areas, entrances and exits thereto, and other facilities furnished by Landlord, in its sole discretion, from time to time in or near the Project, including, without limitation, employee and customer parking areas, mall areas, the truck way or ways, loading docks, package pick-up stations, signs, pedestrian sidewalks and ramps, landscaped areas, exterior and interior stairways, hallways, exterior wails and roofs of buildings and other improvements, common or shared utility conduits and system, lighting fixtures and other equipment, display and exhibit areas and other areas and improvements provided by Landlord for general use, in common, of tenants of the Project, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord or its designees and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. All of said facilities and areas (including, without limitation, the foundations, concrete floors, exterior walls, structural portions of the Building, awnings and roofs of all buildings within the Project) and all utility systems not installed by or exclusively serving a single Tenant of the Project, (including, without limitation, any and all ducts, conduits and similar items; heating, ventilating, air conditioning, plumbing, security and fire detection and protection systems; storm and sanitary drainage systems or other utility systems) are hereinafter collectively called the "Common Areas." Landlord shall have the right (but not the obligation): to construct, maintain and operate said Common

Areas; to restrict parking by tenants, their officers, agents and employees to an employee parking area; to close all or any portion of said Common Areas to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent dedication thereof or accrual of any rights therein to any person or the public; to close temporarily all or any portion of the Common Areas; to erect, remove, maintain, repair or replace improvements or buildings on the Common Areas and to lease such areas or improvements; to discourage non-customer parking; to grant tenants of the Project or other parties rights to use portions of the Common Areas (including sidewalks); and to do and perform such other acts in and to said areas and improvements as, in the use of reasonable business judgment, the Landlord shall determine to be advisable; provided that no such acts or changes shall permanently deny or materially interfere with reasonable ingress to, or egress from the Premises. In addition to the foregoing, Landlord shall have the unfettered right to close down or restrict access to all or any part of the Common Areas on a temporary basis to make such alterations, modifications or repairs to the Project as shall be advisable in Landlord's sole discretion. In exercising its rights hereunder, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business operations. However, Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant's business by reason thereof.

     7.02 (a) Tenant shall have the right during the Term to utilize the parking garage and other parking areas of the Project (collectively, the "Parking Area") subject to and in accordance with the terms of this Section 7.02. Tenant understands and acknowledges that the parking garage and other parking areas of the Project may be operated by or leased to a third party ("Parking Operator") pursuant to an agreement with Landlord. As a result, the parties acknowledge that Tenant's parking rights shall be subject to the terms and conditions of Landlord's agreement with the Parking Operator. Tenant shall have the right during the Term to lease up to six (6) unreserved spaces in the Parking Area at the then current market rental rate ("parking fees"), as adjusted from time to time by Landlord and/or the Parking Operator, for each of the spaces (per parking space), payable monthly in advance on or before the first day of each month throughout the Lease Term to Landlord, or, if applicable, the Parking Operator. In the event that at any time following the ninety-first (9lst) day after the Lease Commencement Date, Tenant leases less than the number of spaces set forth above, at the current parking rates, at any time, Tenant's rights to lease spaces shall thereafter be decreased to the amount Tenant is actually leasing. Following any such decrease, Landlord may lease such spaces to any third party. If Tenant subsequently desires to lease such spaces again, Tenant's rights to lease the same shall be subject to the availability of spaces in the Parking Area for leasing (it being understood that Tenant's rights with respect to spaces which thereafter become available shall be superior to the rights of third parties who are not tenants or occupants of the Project).

     (b) Subject to the limitations imposed thereon from time to time by Landlord and/or the Parking Operator, Tenant's customers and visitors shall have the right to use available spaces in the Parking Area for the purpose of parking their vehicles therein while visiting the Premises. Tenant's customers and visitors shall pay the then current hourly parking fees established by Landlord and/or the Parking Operator, as adjusted from time to time, for the privilege of using the Parking Area. The foregoing shall in no way be construed to imposed upon Landlord any obligation to provide customer parking for Tenant.

     (c) Landlord's granting of parking rights hereunder does not create a bailment between the parties, it being expressly agreed that the only relationship created between landlord and Tenant hereby is that of right grantor and right grantee. All motor vehicles (including all contents thereof) shall be in the Parking Area at the sole risk of their owners and Tenant, and Landlord is not responsible for the protection and security of such vehicles. Neither Landlord nor any agent, employee or contractor of Landlord shall have any liability for any property damage or personal injury arising out of or in connection with said motor vehicles, and Tenant shall indemnify and hold Landlord and any agent, employee or contractor of Landlord harmless against all demands, claims, damages, costs, expenses, liabilities, or causes of action arising out of or connected with Tenant's Or Tenant's Agents' use of the Parking Area, or any acts or omissions arising out of or in connection with said motor vehicles.

     (d) In its use of the Parking Area, Tenant will follow all applicable Rules and Regulations enacted by Landlord with respect to the Building, the Project and/or the Parking Area, and will cause Tenant's Agents to do the same. Any violation of said applicable Rules and Regulations or failure by Tenant to pay parking fees will constitute an Event of Default hereunder. Upon any such Event of Default, in addition to Landlord's other rights and remedies, Landlord may terminate Tenant's rights to lease parking spaces in the Parking Area in accordance with the terms of subsection (a) above.

     (e) If: (i) all or a portion of the Parking Area is damaged by fire or other casualty or taken by power of eminent domain or purchased in lieu thereof by an governmental authority, (ii) the insurance proceeds payable as a result of a casualty to the Parking Area are applied to a Mortgage, or (iii) there is any material uninsured loss to the Parking Area, Landlord may terminate tenant's rights to lease spaces in the Parking Area in accordance with the terms of subsection (a) above. If Landlord does not so elect to terminate such rights of Tenant pursuant to the foregoing provisions of this subsection (e), then: (1) Landlord will either (i) proceed to restore the Parking Area (and Landlord shall have no obligation to provide any alternative parking while such restoration is being performed), or (ii) not restore the Parking Area, but provide Tenant, at Tenant's sole cost and expense, with alternate parking throughout the remainder of the Lease Term (if such alterative parking is reasonably available under the circumstances).

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

     ALTERATIONS 8.01 - Tenant shall not at any time subsequent to the date of this Lease make any alterations, additions, improvements or changes in the Premises without in each instance having submitted to Landlord proposed written plans for same and obtained Landlord's written consent. Such consent shall not be unreasonably withheld provided that said alterations, additions, improvements or changes are non-structural, and do not affect: the appearance of the Project; any heating, ventilating, air conditioning, security, fire detection and protection, utility, mechanical, electrical or plumbing system in or upon the Project; or negatively affect the appearance of the Premises. All such permitted alterations, additions, improvements and changes in the Premises shall be undertaken and completed at Tenant's expense and shall be performed subject to the terms and conditions and in accordance with the procedures set forth in Paragraph 2 of Exhibit C hereto with respect to the initial Tenant's Improvements. Subject to the provisions of Sections 15.01 and 18.01, all such alterations, additions, improvements or changes shall become upon completion, the property of Landlord, unless otherwise agreed to in writing by Landlord. All work with respect to such alterations and additions shall be done in a good and workmanlike manner using new materials and shall be diligently prosecuted to completion Tenant shall not permit a mechanic's lien(s) to be placed upon the Premises, the Building or the Project as a result of any alterations or improvements made by Tenant or on behalf of Tenant, and Tenant agrees that if any such lien be filed on account of the acts of Tenant, promptly to pay the same. In the event that Tenant fails to pay any such lien, it may be paid by Landlord and the cost charged to Tenant as additional rent under this Lease. Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Building or Project. All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval.

     HOLD HARMLESS 9.01 - Landlord shall not be liable for any damage to, or loss of, property in the Premises belonging to Tenant or Tenant's Agents, other persons in or about the Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable in any manner to Tenant, or Tenant's Agents for any injury or damage to Tenant, Tenant's Agents, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenant's Agents, or of any other tenant of or visitor to the Building or the Project. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any of Tenant's Agents, or by others claiming the right to be in the Premises, in the Building or on the Project through or under Tenant, for any injury, loss or damage to the Premises or to any person or property occurring upon the Premises, the Building or the Project from any cause other than the gross negligence or willful misconduct of Landlord, its agents or employees. In no event shall Landlord be liable to Tenant for any consequential damages claimed or sustained by Tenant or Tenant's Agents arising out of or in any way related to the Premises, the Building or the Project.

     9.02 - Tenant agrees to pay, and to protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, all reasonable Professional Fees (as defined in Section 16.02) and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising from the grossly negligent acts of Landlord) arising from (a) any injury to, or the death of, ANY person or any damage to property on the Premises or in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof, (b) ANY violation of any agreement or condition of this Lease, (c) any violation by Tenant or Tenant's Agents of any contract or agreement to which Tenant or Tenant's Agents are a party or any restriction, statute, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the occupancy or use thereof, and (d) any act, omission, negligence or willful misconduct of Tenant or Tenant's Agents. Landlord agrees to pay, and to protect, indemnify and save harmless Tenant and all beneficiaries, agents and employees of Tenant from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, all reasonable Professional Fees (as defined in Section 16.02) and expenses of Tenant), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising from the grossly negligent acts or willful misconduct of Tenant) arising from the gross negligence of willful misconduct of Landlord.

     LIEN ON TENANT'S PROPERTY 10.01 - Landlord shall have a lien for the payment of the rent aforesaid upon all of the goods, wares, chattels, fixtures, furniture and other personal property of Tenant which may be in or upon the Premises. Tenant hereby specifically waives any and all exemptions allowed by law; and such lien may be enforced upon an Event of Default (as defined in Section 16.01) by the taking and selling of such property in the same manner as in the case of chattel mortgages on default thereunder; said sale to be made upon ten days notice served upon Tenant by posting upon the Premises or by leaving same at his place of residence; or such lien may be enforced in any other lawful manner at the option of the Landlord.

     INSURANCE 11.01 - Tenant shall, at its cost and expense, obtain and maintain at all times during the term of this Lease, for the protection of Landlord and Tenant, Public Liability Insurance (Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than Two Million Dollars ($2,000,000.00) each occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Landlord, and any agent of Landlord and Landlord's ground lessor or mortgagees designated by Landlord, shall be named as additional insureds.

     11.02 - Tenant shall, at its cost and expense, obtain and maintain at all times during the term of this Lease, fire and extended coverage insurance on the Premises and all of its contents, including any leasehold improvements made by Tenant, for the full replacement value thereof so that no co-insurance penalty shall be invoked in case of loss.

     11.03. - Tenant shall also, at its cost and expense, obtain and maintain all other insurance coverage required by applicable law from time to time, as well as any additional coverage which Landlord reasonably requires from time to time consistent with then-current market practices. Tenant shall increase its insurance coverage, as required, but not more frequently than each year if, in the commercially reasonable opinion of Landlord or the mortgagee of Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate.

     11.04 - All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Premises are located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class VIII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty days prior to the expiration of any policy.

     11.05 - Notwithstanding any provision hereof to the contrary, each party hereby waives every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by fire, extended coverage, "All Risk" or similar policies covering real property, personal property or business interruption insurance policies (including those policies required to be carried hereunder, whether or not the same are in effect), to the extent that such loss or damage is recovered (or would have been recovered if the coverage required hereunder were in place) under said insurance policies. Said waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each parry will give its insurance carrier written notice of the terms of such mutual waiver, and the insurance policies will be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waiver.

     ASSIGNMENT & SUBLETTING 12.01- (a) Tenant shall not assign, transfer, mortgage or encumber this Lease or sublet the Premises without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the same is sought by Tenant in strict accordance with the terms set forth herein. If Tenant wishes to assign this Lease, sublet the Premises, or permit occupancy or use of the Premises or any part thereof by another party or parties, Tenant shall provide Landlord with at least twenty (20) days prior written notice of Tenant's bona fide proposed assignment or proposed subletting of all or any part of the Premises. If any proposed sublease results (cumulatively, when considered with any previous subleases) in the subleasing of more than fifty percent (50%) of the Premises, or any proposed sublease is to extend for substantially the balance of the then-remaining term of this Lease, then Landlord shall have the right, at its sole option, during said twenty (20) day period, to terminate this Lease with respect to such space, or to sublet all or any part of the Premises from the Tenant at the same rental Tenant is paying Landlord, with the right to further sublease such space. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord said twenty (20) days notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     (b) If Tenant is a partnership, any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section 12.01. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this lease and subject to the provisions of Section 12.01.

     (c) If any excess rent is payable under an assignment or sublease over the Rent payable hereunder or any payment is trade to Tenant on account of or in consideration of an assignment or sublease of Tenant's interest hereunder, Tenant shall pay Landlord an amount equal to fifty percent (50%) of such excess rent or other payment or consideration within five (5) days of the date on which such amount is payable to Tenant pursuant to its agreement with the sublessee or assignee. Said excess rent shall be determined net of Tenant's reasonable brokerage commissions and improvement costs related to such transaction.

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

     (d) The consent by Landlord to any assignment or subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or other occupant of the Premises constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty days notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     (e) Notwithstanding anything herein to the contrary, Landlord may, in its sole and absolute discretion, deny any request by Tenant to sublease all or any portion of the Premises or assign this Lease if Landlord believes that any income therefrom would not be classified as "rents from real property" as defined in Section 856 of the Internal Revenue Code of 1986, as amended.

     LANDLORD'S RIGHT TO ACCESS 13.01 - Landlord may, at any time during Tenant's occupancy upon reasonable prior notice (except in the event of an emergency in which case no notice shall be required), enter the Premises to inspect the same, or to show the same to others, or to facilitate repairs to the Building, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvement, addition, change or alteration of the Premises, the Building of which they are a part or the Project or any part thereof other than as provided in this Lease. Landlord shall use reasonable efforts to minimize any interference with Tenant's business operations resulting from such entry. However, Landlord shall not be liable to Tenant in any way as a result of such entry, except to the extent of Landlord's gross negligence or willful misconduct, and no such entry by Landlord shall constitute a constructive eviction of Tenant.

     13.02 - Landlord may within nine (9) months next preceding the expiration of the term, enter the Premises free from hindrance or control of Tenant to show the Premises to prospective tenants at times which will not unreasonably interfere with Tenant's business.

     DAMAGE OR DESTRUCTION 14.01 - (a) In the event that the Premises or any part thereof is damaged or destroyed by fire or other casualty from any cause so as to render said Premises unfit for Tenant's use and occupancy thereof, a just and proportionate part of the rent, according to the nature and extent of the damage or injury to said Premises, shall be abated until said Premises have been put in as good condition for use and occupancy as at the time immediately prior to such damage or destruction. Landlord shall proceed, at its expense and as expeditiously as may be practicable, to repair the damage to the roof, foundation and structure of the Premises to the extent of insurance proceeds received by Landlord with respect to such casualty, unless, because of the substantial extent of the damage or destruction, Landlord should decide not to repair or restore the Premises or the Building, in which event and at Landlord's sole option, Landlord may terminate this Lease forthwith by giving Tenant a written notice of its intention to terminate within sixty (60) days after the date of the casualty.

     (b) In the event that more than twenty percent (20%) of the Building shall be damaged or destroyed by fire or other casualty (whether or not the Premises shall be damaged or destroyed), Landlord may, at its sole option, elect to refrain from rebuilding or repairing the same, and terminate this Lease by providing Tenant with written notice within sixty (60) days after the date of the casualty.

     (c) If Landlord does not elect to terminate the Lease pursuant to the terms of this Section 14.01, upon completion of Landlord's repair and rebuilding obligations, Tenant shall, at its sole cost and expense, restore all improvements and alterations in the Premises, as well as all fixtures, equipment and personal property therein to their condition immediately preceding such casualty.

     14.02 Landlord's rebuilding and repair obligations under the foregoing
Section 14.01 shall be limited to the extent of any insurance proceeds actually received by Landlord with respect to the same (which shall not include insurance proceeds which maybe required to be paid to or at the direction of Landlord's mortgagee, ground lessor or holder of a deed of trust with respect to the Premises, the Building or the Project). Landlord shall have no obligation to repair, rebuild or replace any improvements, alterations, equipment, trade fixtures or personal property of Tenant, which repair, rebuilding and replacement shall be the obligation of Tenant, at its sole cost and expense.

     CONDEMNATION 15.01 - This Lease shall be terminated and the rental payable hereunder shall be adjusted to the date of such termination in either of the two following events, namely: (a) the forcible leasing or condemnation of the Premises, Building or Project by any competent authority under right of eminent domain for any public or quasi-public use for purpose or a sale in lieu thereof (collectively, a "taking"); or (b) the taking by competent authority of twenty-five percent (25%) or more of the Building or the Project. Except as provided above, the taking by any competent authority of any portion of the Building other than the Premises shall have no effect upon this Lease. In case of any taking, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award, if any. Tenant, however, shall be entitled to claim, prove and receive in the condemnation proceeding such separate award as may be allowed for fixtures and other equipment installed by it, but only if such award shall be made by the Court in addition to the award made by it to Landlord for the land and improvements or part thereof so taken.

     DEFAULT 16.01- (a) Each of the following shall constitute an "Event of Default" under the Lease, entitling Landlord to exercise all remedies available hereunder and under applicable law:

     (1) Tenant's failure to pay any installment or other payment of Basic Rent or additional rent when the same shall become due and payable, which failure continues for a period five (5) days following written notice from Landlord regarding the same;

     (2) Tenant's failure to pay any installment or other payment of Basic Rent or additional rent when the same shall become due and payable if Landlord has previously delivered two (2) or more notices to Tenant pursuant to the terms of clause (1) above during the twelve (12) month period immediately preceding such failure to pay;

     (3) Tenant's failure to restore any deficiency in the amount of the Security Deposit as required under Section 3.06 hereof within five (5) days after a demand from Landlord to restore the same;

     (4) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting or encumbering of the Premises or any portion thereof (including the imposition of any mechanics liens on the Premises) in a manner not permitted under Section 12.01 hereof;

     (5) The abandonment of all or part of the Premises or the vacating of all of the Premises for a period of five (5) consecutive days, coupled with the failure to pay rent;

     (6) The occurrence of an Event of Insolvency (as defined in subsection (b) below); and

     (7) Tenant's or Tenant's Agents' failure to comply with the terms of
Section 11.01 and any other provision of the Lease related to the maintenance of insurance required under the terms of the I ease by Tenant or Tenant's Agents;

     (8) In addition to those matters set forth above, Tenant's violation of or failure to perform or observe any other term, provision, covenant, condition, obligation or requirement of Tenant under this Lease, which failure shall continue uncured for a period of twenty (20) days after written notice thereof from Landlord; it being understood and agreed that, in the event such failure to perform or observe a term of this Lease shall be of such a nature that it is incapable of being cured within the twenty (20) day period, Tenant's obligation to cure hereunder shall be satisfied by Tenant undertaking diligent and continuous efforts to cure such default within said twenty (20) day period and thereafter diligently prosecuting the same to completion provided that such cure is completed within sixty (60) days of the date of Landlord's notice.

     (b) For purposes of this Lease, an "Event of Insolvency" shall include any of the following: (i) if Tenant becomes "insolvent", as defined in Title 11 of the United States Code, entitled "Bankruptcy," 11 U.S.C. Section 101 et seq. (hereinafter called the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America ("Insolvency Laws"); or (ii) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws; or (iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws which is not dismissed within thirty (30) days of filing or results in the issuance of an order for relief against the Tenant; or (v) if Tenant at any time is generally not paying its debts as and when the same come due; or (vi) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors.

     16.02 - (a) At any time following the happening of any of the aforementioned Events of Default, in addition to any other rights or remedies of Landlord set forth herein or at law or at equity, Landlord may, at its sole option without further notice to Tenant, exercise any of the following remedies (said remedies being cumulative): (1) terminate this Lease; (2) with or without terminating this Lease, terminate Tenant's right to possession of the Premises and re-enter the Premises by process of law and remove all persons and property therefrom (and remove and/or store Tenant's property at Tenant's risk and expense), and otherwise proceed to recover possession of said Premises by process of law; (3) re-rent the Premises for the account of Tenant; and/or (4) declare immediately due and payable all Basic Rent and additional rent reserved hereunder for the unexpired balance of the Lease Term and any Operating Costs and Excess Real Estate Taxes which would be payable by Tenant hereunder), which amount, discounted at the rate of six percent (6%) per annum to the then present value thereof, shall be immediately payable by Tenant.

     (b) If Landlord exercises either of its remedies set forth in clause (a)(1) or (2) above, Tenant will immediately surrender the Premises to Landlord upon demand, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy re-enter the Premises with or without process of law and remove all persons and property therefrom (and remove and/or store Tenant's property at Tenant's risk and expense), and otherwise proceed to recover possession of said Premises by process of law, or if necessary by lockout, without being liable for prosecution or any claim of damages therefor. Under no circumstances shall Tenant will be entitled to any notice to quit, whether required by statute or otherwise (the provisions of this Article 16 shall operate as a notice to quit), Tenant hereby expressly waives: (i) any notice to quit or of Landlord's intention to re-enter the Premises (whether required by statute or otherwise), and (ii) any right which Tenant may possess or acquire to redeem the Premises or its interest in this Lease subsequent to an Event of Default.

     (c) Neither Landlord's termination of the Lease or termination of Tenant's right to possession shall in any way affect Tenant's obligation to pay all rent accrued under the Lease through the date of such termination, plus all damages suffered by Landlord as a result of such Event of Default and/or termination, as set forth below. Tenant shall pay to Landlord all damages, costs, expenses and liabilities of any kind incurred or suffered by Landlord as a result of Tenant's Event of Default or in any way connected with Landlord exercise of its remedies hereunder.

     (d) If Landlord exercises its remedies set forth in clause (a)(3) above, at any time following an Event of Default, Landlord may relet the Premises or any part thereof for the account of Tenant and receive the rent therefor. Under such circumstances, Tenant shall pay to Landlord as and when the same become due under the terms of the Lease, sums equivalent to the difference between the monthly rent reserved hereunder and the rents received by Landlord as a result of any such referring, if any, or, at Landlord's option, upon Landlord's demand, Tenant shall pay Landlord the difference between the Basic Rent and additional rent reserved hereunder for the unexpired balance of the Lease Term (including any estimated or actual Operating Costs and Excess Real Estate Taxes which would be payable by Tenant hereunder), and the rent reserved under the terms of such referring for the same time period, which difference, discounted at the rate of six percent (6%) per annum to the then present value thereof. In connection with any such referring, Landlord may make such alterations and repairs as may be necessary in order to relet said Premises or any part thereof for such term or terms (which may but need not necessarily be for a term extending beyond the term of this Lease) and relet the Premises at such rental or rentals and upon other terms and conditions as Landlord in its sole discretion may deem advisable. All rentals received by Landlord during the Term of this Lease from such reletting shall be applied first, to the payment of any costs and expenses of recovering. and reletting the Premises (including but not limited to reasonable Professional Fees (as defined in Section 16.02), brokerage commissions and tenant improvement costs; it being understood that any such costs associated with the reletting of the Premises will be amortized by landlord over the lease term of such replacement lease and that Tenant shall be responsible for that portion of such costs which is allocable to the remaining Term of this Lease); second, to any damages suffered or incurred by Landlord as a result of Tenant's Event of Default; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future rent as same may become due and payable hereunder. Under no circumstances shall Tenant be entitled to any surplus rentals received by Landlord as a result of such reletting. No re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous Event of Default.

     (e) In addition to the remedies set forth above, Landlord may: (i) enjoin any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions in this Lease, or (ii) cure the Event of Default at the expense of Tenant, which cure may include Landlord's entry upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, to do whatever Tenant is obligated to do under the terms of this Lease. Under such circumstances, Tenant shall reimburse Landlord, on demand, as additional rent, for any expenses Landlord incurs in curing such Event of Default and/or performing such obligations of Tenant, including any Professional Fees (as defined below), plus interest thereon from the date such expenses were incurred at the rate specified in Section 3.04. Neither Landlord nor Landlord's agents will be liable for any damages to Tenant or. any other party due to such action.

     (f) If at any time after the execution of this Lease, (i) Landlord shall undertake action or incur expenses (including reasonable attorney's, accountant's, architect's, expert's or other professional fees, which fees are sometimes collectively referred to herein as "Professional Fees") (which decision to undertake action or incur expenses shall be at the sole and absolute discretion of Landlord) for the purposes of enforcing the terms of the Lease against Tenant or otherwise protecting Landlord's rights hereunder, whether or not legal action is commenced and including those related to any trial, appeal or Event of Insolvency, or (ii) Landlord shall incur expenses as a result of an action brought by or against Tenant, Tenant shall reimburse Landlord for the expenses incurred thereby as additional rent.

     (g) If any property belonging to Tenant, or otherwise, is found upon the Premises at the time of re-entry or termination of Tenant's right to the Premises, Landlord may remove and store the same in any warehouse, at Tenant's cost, or, in Landlord's sole discretion, Landlord may deem the same abandoned by Tenant and dispose of such property accordingly. Pursuit of any of the foregoing remedies is not a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the provisions herein contained. The foregoing rights and remedies are cumulative and in addition to any other rights granted to Landlord by law or in equity, and the exercise of any of them shall not constitute an election excluding the exercise by Landlord at any time of another, a different or an inconsistent remedy. The failure of Landlord at any time to exercise any right or remedy is not a waiver of its right to exercise such right or remedy at any other future time.

     16.03 - Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord under the express terms of this Lease within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have therefor been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are reasonably required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result OF Landlord's default and Tenant's remedies shall be limited to ACTUAL DAMAGES. Tenant's rights and remedies herein are subject to the PROVISIONS OF Section 17.02.

     SUBORDINATION 17.01- This Lease shall be subject and subordinate at all times to the lien of any ground lease, mortgage or deed of trust encumbrance or encumbrances which may now or which may at any time hereafter be made upon the Building, the Project or upon Landlord's interest therein. This clause shall be self operative, and no further instrument of subordination shall be required to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument or instruments subordinating this lease to the lien of any such ground lease, mortgage or deed of trust, encumbrance or encumbrances as shall be desired by any mortgagee or party secured or proposed mortgagee or party proposed to be secured, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for Tenant. If the interests of landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the premises, the building or the project, tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this lease, and, if requested by transferee, Tenant agrees to attorney to the transferee as its Landlord. Landlord shall use commercially reasonable efforts to obtain, for the benefit of Tenant, from any ground lessor, mortgagee or beneficiary of any deed of trust with respect to the Building, a written agreement (in such party's standard form) to recognize Tenant's interest under this Lease upon such party's foreclosure upon or purchase of Landlord's interest hereunder, provided Tenant is not then in default of any of its obligations hereunder. Tenant agrees, upon the request of any such party, to execute any such written agreement and agree to all reasonable terms set forth therein. Tenant will reimburse Landlord, as additional rent, for all costs incurred by Landlord in connection with obtaining such written agreement up to a maximum of $1,500.00.

     17.02 - Tenant shall give any mortgagee or trustee of trust deed or deed of trust ("mortgagee") of the Project or the Premises, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, by estoppel certificate or otherwise) of the address of such mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty
(30) days after such notice to Landlord (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), mortgagee shall have such additional time as is reasonably required for mortgagee to cure such default (including, without limitation, completion of foreclosure proceedings if necessary to effect such a cure) provided that mortgagee shall give notice to Tenant of its intent to cure such default and its best estimate of such additional time as shall be required. Should any prospective mortgagee require modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then, and in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefor and failure to do so shall constitute a default.

     17.03 - Notwithstanding any provision contained in this Lease to the contrary, any mortgagee, transferee or purchaser at foreclosure or by deed in lieu of foreclosure, and any such ground lessor or its successor under any such ground or underlying lease who requests such attorney shall not (a) be bound by ANY prepayment of rent for more than one month in advance for which Tenant might have paid more than the current month's rent to any prior lessor (including Landlord) so that rent shall be payable after such deed of trust or mortgage foreclosure or termination of the ground or underlying lease, as the case may be, in case of a requested attorney as aforesaid, in accordance with the terms of the Lease as if such prepayment of rent for more than one month in advance had not been made, nor (b) be bound by any amendment or modification to the Lease or by any waiver or forbearance on the part of any prior lessor (including Landlord) made or given without the written consent of Landlord's first mortgagee or ground lessor; nor (c) be liable for any act or omission OF any prior lessor (including Landlord); nor (d) be subject to any offsets or defenses which Tenant might have against any prior lessor (including Landlord). Landlord's mortgagee or transferee shall be discharged of any responsibility hereunder to Tenant which may have arisen by reason of the mortgagee or transferee becoming a mortgagee or transferee in possession, a lessor or otherwise after such mortgagee or transferee disposes of its interest in the Building of which the Premises forms a part.

     SURRENDER OF POSSESSION 18.01 - Tenant covenants, at the expiration or other termination of this Lease, to remove all goods and effects from the Premises not the property of Landlord, to remove all non-standard alterations and restore the Premises to its initial state (or such previous condition as Landlord shall designate, at its sole option), unless Landlord has agreed in writing to allow such alterations to remain, all at tenants expense, and to yield up to Landlord the Premises and all keys, gate cards, security cards, locks and other fixtures connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty, not caused by Tenant's act or neglect, only excepted. At the time of Landlord's approval of any non-standard alterations, Landlord will designate whether the same must be removed upon the expiration or termination of this Lease.

     TENANT HOLDING OVER 19.01 - If Tenant shall not immediately surrender possession of the Premises at the expiration or termination of this Lease, and Tenant shall continue to occupy the Premises without Landlord's prior written consent to so holdover, Tenant shall become a tenant at will. For so long as Tenant remains in possession of the Premises as a tenant at will, Tenant shall be subject to all of the terms, covenants and conditions of this Lease, except that Tenant shall be obligated to pay Landlord Basic Rent in an amount equal to one hundred fifty percent of the monthly rate at which the same were payable hereunder just prior to the expiration or termination of this Lease determined (without giving effect to any abatement thereof). Notwithstanding any such continued occupancy of the Premises by Tenant following the expiration or termination of the Term, Landlord shall continue to be entitled to retake or recover possession of the Premises, and Tenant shall be liable to Landlord for any losses, liabilities, expenses or damages which Landlord may suffer or incur by reason of Tenant's failure to surrender possession of the Premises immediately upon the expiration or termination of the Term hereof (including any renewals or extensions thereof by written agreement of the parties), and Landlord's acceptance of rent during such period shall in no way be construed as a waiver of the terms and conditions set forth in this Section 19.01 or any other rights of Landlord under this Lease. Tenant hereby agrees that, except as expressly modified above, all the obligations of Tenant and all rights of Landlord applicable during the Term of this Lease shall be equally applicable during such period of subsequent occupancy.

     ESTOPPELS 20.01 - Tenant shall, without charge therefor, at any time and from time to time, within five (5) days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, transferee, assignee of a mortgagee, or any purchaser of the Building or the Project, or any other person designated by Landlord, as of the date of such estoppel certificate: (a) that Tenant is in possession of the Premises; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are than existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and additional rent have been paid; (e) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); (g) the amount of any security deposit held by Landlord; and (h) such other information requested by mortgagee. Failure to deliver the certificate within ten days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the parry requesting the certificate. If Tenant fails to deliver the certificate within the ten days after request, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third parry, and the contents and accuracy of any such certificate so executed and delivered shall be conclusively upon Tenant for the benefit of Landlord and any successor to Landlord.

     BROKERS 21.01 - The respective parties hereto certify that no person or company provided services as a broker, agent, finder or assisted in the negotiations of this Lease except West, Lane & Schlager Realty Advisors, L.L.C. and Insignia/ESG ("Brokers"), who shall be compensated by Landlord pursuant to separate written agreements. It is understood that each party agrees to indemnify the other for any claim asserted by any person or company other than the aforesaid Brokers purporting to act on its behalf in providing services as a broker, agent or finder in connection with this Lease.

     NOTICES AND DEMANDS 22.01- (a) All notices required or permitted hereunder shall be hand delivered, delivered by a recognized overnight courier service, or mailed in any United States Post Office by certified or registered mail, postage prepaid, return receipt requested, addressed to Landlord or Tenant respectively, at the following addresses or to such other addresses as the parties hereto may designate in writing from time to time:

LANDLORD:                                   TENANT:

Starwood Urban Retail I, LLC                Interactive Applications Group, Inc.
c/o Starwood Urban Investments, LLC         2639 Connecticut Avenue, N.W.
1320 19th Street, N.W., Suite 800           Suite 250
Washington, D.C. 20036                      Washington, D.C. 20008
Attn: Constance Collins Davis
      General Counsel

Such notices shall be deemed delivered on the third day following deposit of the same in the United States mail, certified and return receipt requested, and on the next business day following the notifying party's deliver of the same to a recognized overnight courier service.

     (b) Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons, or other legal documents or process, in any suit, action or proceeding which Landlord may undertake under this Lease. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court of the jurisdiction in which the Building is located, or any other jurisdiction in which Landlord may file an action against Tenant, and Tenant further waives any right, claim or power, under the doctrine of forum non convemens or otherwise, to transfer any such action filed by Landlord to any other court.

     QUIET ENJOYMENT 23.01 - Landlord covenants and agrees that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages and deeds of trust hereinbefore mentioned.

     WAIVER OF TRIAL BY JURY 24.01 - LANDLORD AND TENANT EACH AGREE TO AND THEY HEREBY DO WANE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

     MISCELLANEOUS 25.01 - The term "Tenant," as used in this Lease, shall include legal representatives, successors and permitted assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, representatives, officers, employees, servants, partners, shareholders, contractors (independent or otherwise), licensees, concessionaires, franchisees, invitees, or visitors of Tenant, or any party claiming the right to be in the Premises or on the Project through or under Tenant (which parties are collectively referred to herein as "Tenant's Agents").

     25.02 - If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

     25.03 - No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by the Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No such waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

     25.04 - Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's ownership in the Building and the Project for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

     25.05 - TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     25.06 - Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection therewith. Wherever the word "including" appears in this Lease, it shall be deemed to mean "including but not limited to."

     25.07 - This Lease shall likewise be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in Section 15.01 hereof.

     25.08 - It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, that this Lease supercedes any prior discussions, agreements, understandings, letters (including any lease proposal or letter of intent), and that the parties shall not be bound by any course of conduct, terms, statements, conditions or representations, oral or written, express or implied, not herein contained. Neither party hereto has made or relied upon any representations not set forth herein in entering into this Lease. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

     25.09 - Tenant hereby expressly and irrevocably waives the right to file or interpose any non-mandatory counterclaim in any proceeding brought by Landlord hereunder to recover possession of the Premises.

     25.10 - Time is of the essence with respect to the performance of all of the parties' obligations hereunder.

     25.11 - This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same instrument.

     25.12 - The submission of an unsigned copy of this Lease to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or constitute an option to or for the Premises. This Lease shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant and approval of said Lease by Landlord's mortgagee, if applicable.

     25.13 - No determination by any Court, governmental authority, arbitrator or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall effect the validity or enforceability of
(a) any other provision thereof, or (b) such provision and any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     25.14 - Intentionally Omitted.

     25.15 - Any provision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.

     25.16 - Tenant shall not record this Lease nor any notice or memorandum thereof without the written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

     25.17 - Tenant hereby covenants that it has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth and shall provide to Landlord any evidence required by Landlord to so indicate said authority. If Tenant is a corporation or partnership, the individual signing this Lease hereby confirms that he has the authority to bind said corporation or partnership by his/her signature. If Tenant signs as a corporation, each of the persons executing this lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the District of Columbia and that the corporation has full right and authority to enter into this Lease. If Tenant consists of more than one individual or entity, the liability of such parties shall be joint and several.

     25.18 - This Lease shall be construed and governed pursuant to the laws of the jurisdiction in which the Premises are located. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain is force and be binding upon the parties as though the said provision had never been included.

     25.19 - (a) Provided Tenant is not in default of any of its obligations hereunder, Tenant shall have the conditional right to install and maintain communications equipment ("Equipment") on the roof of the Building in accordance with the terms of this Section 25.19.

     (b) Prior to installing any such Equipment, Tenant shall submit detailed plans and specifications therefor to Landlord for its review. Said plans and specifications shall describe in detail the size, weight, color and configuration of the Equipment and any associated equipment (including cabling or other conduits between the Equipment itself and the Premises), the proposed location of the same on the Building, the manner in which the same shall be installed and removed, and the name and license number of the qualified District of Columbia licensed contractor who will perform such installation. All such plans shall be subject to Landlord's prior written approval. The size and location of such Equipment may be limited by Landlord in its sole and absolute discretion. In addition, Landlord may require any reasonable additional changes to the plans and specifications therefor, as Landlord, in its sole discretion, deems necessary to protect the structure and aesthetic appearance of the Building and/or Landlord's ability to properly maintain and operate the Building. In addition, the design and installation of said Equipment shall be subject to the design limitations of the Building and its structural, electrical and mechanical systems. No work may commence with respect to the installation of said Equipment until: (i) Landlord has provided Tenant with Landlord's prior written approval of final plans therefor and of Tenant's contractor, and (ii) Tenant has provided Landlord with written proof that Tenant has obtained all licenses, permits and approvals from applicable government authorities necessary for the installation and operation of said Equipment.

     (c) Tenant shall not do or permit to be done any act or thing on any portion of the roof of the Building that would aired any contractor's guaranty on the root or mat might result in leaks and/or damage in the root. Tenant shall permit Landlord's roofing contractors (at Tenant's expense) to make any necessary roof cuts or to do any other necessary work on the roof, and shall permit Landlord's roofing contractor (at Tenant's expense) to supervise any such work done by Tenant's contractors, so that the guaranty of Landlord's roofing contractor is preserved.

     (d) Tenant shall, at all times, operate and maintain the Equipment in a good and orderly fashion. The installation, operation and maintenance of the Equipment shall, at all times, comply with all applicable present and future:
(i) laws, ordinances (including zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the District of Columbia, and any other public or quasi-public authority having jurisdiction over the Building, the Equipment or Tenant's operations in the Premises, and (ii) insurance requirements relating to or affecting the Premises, the Building, the condition thereof, and all machinery, equipment and furnishings therein, as well as Tenant's occupancy of the Building and its use thereof. The Equipment shall be modified, removed or relocated (subject to Landlord's prior written approval) from time to time by Tenant in order to ensure continued compliance with the foregoing requirements. Landlord's approval of any plans and specifications related to the Equipment or any contractor of Tenant shall in no way constitute a representation or warranty by Landlord that the same are in compliance with any of the foregoing requirements. The installation and subsequent maintenance and operation of the Equipment shall also be subject to such reasonable regulations and restrictions as are imposed thereon by Landlord (including but not limited to those related to access to the roof). In the event that the installation or maintenance of the Equipment results in damage to the Building or the Project, or Landlord incurs any liability relating to or arising from the same, Tenant agrees: (i) to pay Landlord on demand the costs incurred by Landlord in repairing any such damage, and (ii) to indemnify Landlord against any such liability.

     (e) Tenant shall pay all costs associated with the design, installation, maintenance, operation, relocation and removal of the Equipment. In addition, Tenant shall be responsible for the cost of bringing electricity and any other required utilities to the Equipment and for the costs of consumption of electricity and any other utilities for the Equipment. All such installations and work (as well as the contractors performing the same) related to any such utility service shall be subject too the prior written approval of Landlord. Landlord shall not be obligated to furnish any services, maintenance, utilities or repairs with respect to the Equipment. Tenant shall reimburse Landlord, as additional rent, for any costs incurred by Landlord with respect to the Equipment, including but not limited to: (i) any increased insurance premiums,
(ii) any engineering or architectural fees related to reviewing the aforesaid plans and specifications, and (iii) any legal fees related to the review of the aforesaid requirements and Tenant's compliance therewith. Tenant covenants not to damage the roof or any other part of the Building or the Project in the course of installing, maintaining and removing the Equipment. Except as expressly set forth in the approved plans therefor, no such installation, maintenance or removal of the Equipment shall involve any penetration of the Building's roof or exterior walls. Tenant hereby indemnifies and holds Landlord harmless from and against any claims, liabilities, causes of action, losses, damages and costs incurred by Landlord as a result of or in any manner related to the installation, operation, maintenance, relocation or removal of the Equipment.

     (f) Tenant covenants that the installation, maintenance, operation, relocation and removal of the Equipment and any associated equipment shall in no way interfere with Landlord's operation of the Building or its systems or with other tenants' or licensees' use of their premises or operation of their equipment at the Project (which shall included but not be limited to any interference or intermodulation with any television, FM radio and other transmissions, or the transmission and/or equipment of any other party having communications equipment at the Project). In the event of any such interference, the Equipment shall be modified, removed or relocated (subject to Landlord's prior written approval) from time to time by Tenant as necessary to eliminate such interference. In addition, Landlord shall have the right to require Tenant to temporarily relocate the Equipment in order to allow Landlord to complete repairs, maintenance or modification of the Building or the Project. In exercising its rights set forth in the immediately preceding sentence, Landlord will use reasonable efforts to minimize any interference with Tenant's use of the Equipment.

     (g) Tenant shall use any such communications Equipment for internal corporate purposes only. No Equipment which Tenant is permitted to install on the roof of the Building in accordance with the terms of this Section 25.19 shall be utilized by anyone other than Tenant or in any manner as a source of revenue to Tenant.

     RIGHT OF FIRST OFFER 26.01 - (a) Subject to the terms of this Section 26.01, Tenant shall have a Right of First Offer with respect to all space on the second floor of the Building which becomes available for leasing during the Term hereof (the "Expansion Space"). Landlord will notify Tenant of the availability of any portion of the Expansion Space, if and when said space becomes available for leasing during the Term. Following Tenant's receipt of such notice, Tenant will have ten (10) days during which to notify Landlord in writing of Tenant's intent to lease the available Expansion Space or to reject leasing same. Tenant's failure to timely exercise its Right of First Offer within said ten
(10) day period shall be deemed an absolute waiver by Tenant of its right to lease the available Expansion Space described in Landlord's notice. Upon Tenant's rejection (or deemed rejection) of the available Expansion Space, Landlord shall be free to lease said space to any other person or entity upon terms determined by Landlord in its sole and absolute discretion. Tenant's Right of First Offer shall be subject to the following conditions: (i) at the time of the exercise of such right and throughout the period prior to Landlord's delivery of such Expansion Space to Tenant, there is no existing Event of Default which is not remedied within the applicable cure periods set forth in
Article 16 hereof; and (ii) throughout the period following Landlord's delivery of the Premises to Tenant and prior to Landlord's delivery of any such Expansion Space to Tenant, the original named Tenant is in possession of the entire Premises (as the same is defined in Section 1.01 hereof).

     (b) Upon Tenant's timely and proper exercise of the Right of First Offer, Tenant's leasing of the applicable Expansion Space shall be upon all of the terms and conditions of this Lease as modified by the terms of this subparagraph
(b). Landlord shall deliver the Expansion Space to Tenant in its then current condition (unless the parties otherwise agree in writing). Upon Landlord's delivery of the applicable Expansion Space, the Premises (as defined in Section
1.01 hereof) shall include the applicable Expansion Space, and the rentable square footage thereof shall be appropriately increased. Tenant shall pay Landlord Basic Rent in an amount equal to the Fair Market Rent (as defined in Section 2.03 above) for the applicable Expansion Space.

     (c) If Tenant timely and properly exercises the Right of First Offer granted hereby, prior to Landlord's delivery of the applicable Expansion Space to Tenant, Tenant and Landlord shall execute an amendment to the Lease memorializing said expansion of the Premises. If Tenant refuses to execute a document memorializing the terms of such expansion, then Tenant shall be deemed to have waived its right first offer granted hereby.

     (d) The parties acknowledge that the Expansion Space is currently leased to a third party, and Landlord shall not have any obligation to take action to regain possession of the Expansion Space for the purpose of offering the same to Tenant.

     (e) In the event of: (i) a failure of any of the conditions set forth in clauses (i) and (ii) of subparagraph (a) above prior to Landlord's delivery of the applicable Expansion Space to Tenant, or (ii) Tenant's failure to take possession of the applicable Expansion Space: (x) Tenant shall pay Landlord upon demand, as Additional Rent hereunder, any costs incurred by Landlord with respect to the applicable Expansion Space, including but not limited to the cost of any improvements to the applicable Expansion Space (which shall be computed without reference to any Expansion Space Improvement Allowance, which shall no longer apply), and any attorneys' fees incurred by Landlord in connection with Tenant's exercise of the Right of First Offer with respect to the applicable Expansion Space, and (y) notwithstanding the fact that Tenant shall not occupy the Expansion Space, Tenant shall pay Landlord, as and when the same come due all Basic Rent and additional rent due with respect to the Expansion Space for the remainder of the Term (less any proceeds received by Landlord with respect to any reletting of same). In the event of: (i) a failure of any of the conditions set forth in subparagraph (a) above prior to Landlord's delivery of the applicable Expansion Space to Tenant, or (ii) Tenant's failure to take possession of the applicable Expansion Space, and a reasonable determination that Tenant will not take possession of the applicable Expansion Space, Landlord shall undertake commercially reasonable efforts to mitigate its damages arising therefrom.

     IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.


                                      LANDLORD

                                      STARWOOD URBAN RETAIL I, LLC

                                      BY: STARWOOD URBAN I, LLC,
                                          a Delaware limited liability COMPANY

WITNESS:                                  BY: STARWOOD URBAN LLC,
                                              Sole Member

                                              BY: WENNETT/URBAN RETAIL, LLC
                                                  OPERATING MEMBER


/s/ Kandis A. Ulrich                          BY: /s/ Constance Collins Davis
----------------------------                      -----------------------------
                                                  Constance Collins Davis
                                                  Authorized Signatory
                                                  Date: 8/25/99


[CORPORATE SEAL]


WITNESS:                              TENANT


                                      INTERACTIVE APPLICATIONS GROUP, INC.


/s/ Erin B. Holly                     BY: /s/ Miles Fawcett             (SEAL)
-----------------------------             ------------------------------
                                      Name: Miles Fawcett
                                      Title: President
                                      Date: 8/20/99

                                    EXHIBIT A



                                   FLOOR PLAN

This floor plan is merely a rendition of the approximate size and location of the Premises.


                      [GRAPHIC OF FLOOR PLAN APPEARS HERE]

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys without prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant shall refer all contractor's representatives and installation technicians rendering any service for Tenant at the Premises to Landlord before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises or Project including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or Project.

3. Tenant shall not at any time occupy any part of the Premises or Project as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of the Project any engine, stove or machinery, conduct mechanical operations, cook thereon or therein or place or use in or about the Premises or Project any explosives, gasoline, kerosene, oil, acids, caustics, flammable explosives or hazardous material without written consent of Landlord.

5. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or the Project regardless of whether or not such loss occurs when the area is locked against entry.

6. No dogs, cats, fowl or other animals shall be brought into or kept in or about the Premises or Project.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or Tenant's Agents or other person nor shall they render free or paid services to any Tenant or Tenant's Agents.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways, if any, shall be locked or obstructed with any rubbish, litter, trash or material of any nature which would be placed, emptied or thrown into these areas by Tenant or Tenant's Agents.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or by the defacing of any part of the Building shall be home by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Project by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any other unreasonable use.

11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages. 12. Tenant, and Tenant's Agents shall park their vehicles only in those parking areas designated by Landlord. Tenant shall not leave any vehicle at the Project in a state of disrepair including without limitation, flat tires, out of date inspection stickers or license plates. If Tenant or Tenant's Agents park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord shall have the right to remove such vehicle at Tenant's expense.

13. Parking in any parking garage or parking area on the Project shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the roles and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation to removal and/or impoundment. No termination of parking privileges or removal of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of the Premises. Vehicles must be parked entirely within the stall Lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall retrain the property of Landlord and not the property of Tenant and ARE not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement of furniture, merchandise and equipment, in or out of the Building, Premises or Project, dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be carried out in a manner which takes into account limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall indemnify Landlord against all risks and claims of damage to person and property arising in connection with any said movement.

15. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort in connection with the elevator service.

16. Tenant shall not lay floor covering within the Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Project.

18. It is Landlord's desire to maintain in the Building or Project the highest STANDARD of dignity and good taste consistent with comfort and convenience for all tenants. My action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated.

19. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

                                     EXHIBIT

                                   WORK LETTER




     This Exhibit C is attached to and made a part of that certain Agreement of Lease, dated as of the day of 20th day of August, 1999 (the "Lease") by and between STARWOOD URBAN RETAIL I, LLC (hereinafter refer to as "Landlord") and INTERACTIVE APPLICATIONS GROUP, INC. (hereinafter referred to as "Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

     Tenant Improvements. (a) Landlord, at Tenant's sole cost and expense (subject to the Tenant Improvement Allowance as provided in Section 1.03), shall complete all improvements and alterations to the Premises necessary for Tenant's use and occupancy thereof and operation of its business therein, which improvements and alterations shall hereinafter be referred to as the "Tenant Improvements." Said Tenant Improvements shall be performed in accordance with the terms of this Exhibit C.

     (b) Tenant agrees to submit to Landlord plans and SPECIFICATIONS covering all Tenant Improvements in accordance with the requirements therefor set forth below within forty (40) days of execution of this Lease. Tenant acknowledges that Landlord's approval of any plan and specifications shall not constitute a representation or warranty by LANDLORD that the same conform to any applicable Requirements. Tenant shall provide Landlord with three (3) sets of such plans and specifications duly sealed and signed by a registered Architect in the jurisdiction where the Premises are located, CONTAINING the following information (unless otherwise specifically agreed by Landlord):


(1)   Floor Plan                               1/8' scale
(2)   Overall Sections                         1/8" scale
(3)   Storefront and Interior Elevations       1/8" scale
(4)   Sections of Partition Types              1/2" scale
(5)   Details of Special Conditions            1/2" scale
(6)   Door Schedule with Door and Head Detail  1/2" scale
(7)   Finish Schedule                          1/2" scale
(8)   Sign Drawings and Details                1/2" scale
(9) Electrical, Plumbing and Mechanical Plans indicating item not presently existing.
(10) Outline specifications covering all Tenant work, including additional plans drawn to suitable scale indicating additional items of construction not specifically mentioned above.
(11)  Sprinkler Plans (if applicable)
(12)  Electrical load calculations and riser diagrams, if other than existing.
(13) HVAC load calculations and heating and air conditioning unit specifications, if other than existing. (Tenant is responsible for evaluating the adequacy of the existing HVAC capacity for Tenant's intended use and Landlord makes no representations with respect to the same).
(14) Number, locations and size of all roof openings and penetrations, with complete data on the operating weight and load support plan for all equipment located within or above the Premises.

     (c) Within fourteen (14) days after receipt of Tenant's plans and specifications in conformance with the foregoing requirements, Landlord shall either: (1) evidence its approval by endorsement to that effect by signature or initials on one (1) set of said plans and specifications and return of such signed or initialed set to Tenant (whereupon such approved preliminary plans and specifications shall then constitute the final plans and specifications); or (2) refuse such approval. Landlord shall not unreasonably withhold its approval, provided that Landlord may refuse to approve Tenant's plans and specifications for reasons that include, without limitation, a determination by Landlord that the same: (i) do not conform to the standard design, motif and decor established or adopted by Landlord or other tenants in the Project; or (ii) would subject Landlord to any additional cost, expense or liability or the Premises to any violation of any Requirement; or (iii) would in any way adversely affect the reputation, character or nature of the Project; or (iv) would provide for or require any installation or work which is or might be unlawful or create an unsound or dangerous condition or adversely affect the structural soundness of the Premises or the Building of which the Premises are a part; or (v) would interfere with or abridge the use and enjoyment of the Common Areas of the Project or any adjoining space in the Building in which the Premises are located. If the Landlord does not approve said plans and specifications, Landlord shall advise Tenant of those revisions or corrections which Landlord requires and Tenant shall, within twenty (20) days thereafter, submit proposed plans and specifications, so revised or corrected as to satisfy Landlord's requirements, to Landlord for its approval in accordance with this Exhibit C. Tenant shall make no changes in such approved plans and specifications without landlord's prior written consent and the cost of any additional architectural or construction costs incurred in making changes, substitutions or eliminations in such approved plans and specifications as may be required by Landlord shall be included in Tenant's Costs (as defined below).

     (d) Tenant will bear all costs associated with the Tenant Improvements, which costs will include: (1) the cost of architectural and engineering fees, if any, relating to the Tenant Improvements (including: (i) the architectural fees related to the preparation and any revision of all plans and specifications,
(ii) any reasonable architectural and engineering fees which Landlord incurs in reviewing plans prepared by Tenant's architect, and (iii) engineering fees related to any participation by Tenant's engineer in the planning and performance of the Tenant Improvements), (2) all costs associated with obtaining any necessary permits or other necessary approvals from governmental authorities

(as such term is defined in the Lease) (including the applicable municipal building inspector(s), fire marshal and any other governmental authority having jurisdiction), (3) any necessary approvals from utility providers for any additional connections related to the Tenant Improvements, (4) a construction management fee payable to Landlord to cover costs associated with reviewing plans and specifications and monitoring the Tenant Improvements, which fee shall be in an amount equal to 5% of the total of all other Tenant's Costs (excluding the architectural fees which Tenant pays to its own architect which shall be excluded for the purpose of calculating said construction management fee), and
(5) all costs and expenses incurred in the construction of Tenant Improvements over and above the current "as is" condition of the Premises (as the same is described in Section 1.02 of the Lease) (collectively "Tenant's Costs").